UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) September 28, 2012

Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
 (Address of Principal Executive Office) (Zip Code)

 (561) 998-2232
 (Registrant’s telephone number, including area code)

 Not Applicable
 (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 28, 2012, Cross Country Healthcare, Inc. entered into a First Modification To Credit Agreement (First Modification) among the Registrant, the Lenders listed therein (Lenders) and Wells Fargo, National Association, as Administrative Agent (Administrative Agent).  The First Modification modifies the maximum Consolidated Total Leverage Ratio for the Fiscal Quarter ending September 30, 2012 to 2.75 to 1.00 and the minimum Consolidated Fixed Charge Coverage Ratio for the Fiscal Quarter ending September 30, 2012 to 1.25 to 1.00.  The original ratios contained in the Credit Agreement, dated July 10, 2012, among Registrant, the Lenders listed therein and the Administrative Agent (Credit Agreement) shall be applicable thereafter.

In addition, commencing on September 28, 2012 and ending on the date Registrant is required to deliver an Officer’s Compliance Certificate to the Administrative Agent for the Fiscal Year ending December 31, 2012 (anticipated to be on or about March 12, 2013), the aggregate amount of new Revolving Credit Loans and Swingline Loans made to Registrant may not exceed $3,000,000 and new Letters of Credit issued on behalf of Registrant may not exceed $1,000,000.  During the Modification Period, Registrant is also prohibited from making Investments and purchasing, redeeming, retiring or otherwise acquiring any shares of its Capital Stock as otherwise permitted under the Credit Agreement.  Capitalized terms not otherwise defined have the meanings ascribed to them in the Credit Agreement on file with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Registrant intends to secure alternative financing or an additional modification to the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	First Modification Agreement, dated as of September 28, 2012, among Registrant, the Lenders listed therein and Wells Fargo Bank, National Association, as Administrative Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ Emil Hensel
		Name:	Emil Hensel
		Title:	Chief Financial Officer
Dated:	October 3, 2012

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